Exhibit 99.2

N E W S R E L E A S E

One Park Place, Suite 700 ∎ 621 Northwest 53rd Street ∎ Boca Raton, Florida 33487 ∎ www.geogroup.com

CR-17-07

THE GEO GROUP, INC. ANNOUNCES

PRICING OF OFFERING OF COMMON STOCK

Boca Raton, Fla. – March 8, 2017 – The GEO Group, Inc. (NYSE: GEO) (“GEO”) announced today that it has priced its previously announced underwritten public offering of 6,000,000 shares of its common stock at $41.75 per share. GEO has granted the underwriters a 30-day option to purchase up to 900,000 additional shares of common stock. GEO expects to receive total gross proceeds (before underwriting discounts and estimated offering expenses) of approximately $250.5 million, or approximately $288.1 million if the underwriters exercise their option to purchase additional shares of common stock in full.

The net proceeds of this offering are expected to be used to repay amounts outstanding under GEO’s revolver portion of its senior credit facility and for general corporate purposes.

J.P. Morgan, SunTrust Robinson Humphrey, Barclays, and BofA Merrill Lynch are acting as joint book-running managers for the offering. The offering is being made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling toll-free at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com; (ii) SunTrust Robinson Humphrey, 3333 Peachtree Road NE, 9th Floor, Atlanta, GA 30326, Attention: Prospectus Department; email: strh.prospectus@suntrust.com; telephone: 404-926-5744; or fax: 404-926-5464; or (iii) Barclays c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling toll-free at (888) 603-5847 or by e-mail at Barclaysprospectus@broadridge.com.An electronic copy of the prospectus supplement and accompanying base prospectus may also be obtained at no charge from the Securities and Exchange Commission’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering is being made pursuant to GEO’s existing shelf registration statement, as amended, which became automatically effective upon filing with the Securities and Exchange Commission.

About The GEO Group, Inc.

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa,

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Contact: Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations

N E W S R E L E A S E

and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 104 facilities totaling approximately 87,000 beds, including projects under development, with a growing workforce of approximately 20,500 professionals.

This press release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include, but are not limited to, statements regarding GEO’s intention to issue the Shares and its intended use of net proceeds of the offering. These forward-looking statements may be affected by risks and uncertainties in GEO’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in GEO’s Securities and Exchange Commission filings, including GEO’s reports on Form 10-K and Form 10-Q filed with the Commission. GEO wishes to caution readers that certain important factors may have affected and could in the future affect GEO’s actual results and could cause GEO’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of GEO, including the risks that the offering of the Shares cannot be successfully completed. GEO undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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Contact: Pablo E. Paez	1-866-301-4436
Vice President, Corporate Relations